invitation homes™

Seattle

Southern California

Northern California

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Denver

Orlando

South Florida

FOURTH QUARTER 2018

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2018 and Full Year 2018 Results
Dallas, TX, February 14, 2019 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family rental homes in the United States, today announced its fourth quarter 2018 and full year 2018 financial and operating results.

Fourth Quarter 2018 and Full Year 2018 Highlights

•
In Q4 2018, total revenues increased 31.1% to $433 million, and net income attributable to common stockholders increased to $25 million, or $0.05 per share. In FY 2018, total revenues increased 63.4% to $1,723 million, and net loss attributable to common stockholders decreased to $5 million, or $0.01 per share.

•	Core FFO per share increased 6.4% year over year to $0.30 in Q4 2018 and 13.7% to $1.18 in FY 2018.

•
In Q4 2018, Same Store NOI grew 3.2% year over year on 4.6% Same Store Core revenue growth and 7.4% Same Store Core operating expense growth. In FY 2018, Same Store NOI grew 4.4% year over year on 4.5% Same Store Core revenue growth and 4.8% Same Store Core operating expense growth.

•	Same Store average occupancy increased 70 basis points year over year to 96.0% in Q4 2018, and increased 50 basis points year over year to 95.9% in FY 2018.

•
In Q4 2018, Same Store renewal rent growth of 4.7% and Same Store new lease rent growth of 2.1% drove Same Store blended rent growth 20 basis points higher year over year to 3.7%. In FY 2018, Same Store renewal rent growth of 4.8% and Same Store new lease rent growth of 3.3% drove Same Store blended rent growth of 4.2%.

•
As of December 31, 2018, $46 million of the total $50 - 55 million of expected merger synergies had been realized on an annualized run-rate basis, outpacing management's initial expectation for 75% achievement by the end of 2018.

•
In Q4 2018, pursuant to its plan to further enhance portfolio quality, the Company closed three previously announced bulk dispositions, bringing FY 2018 bulk dispositions to 1,497 homes for $234 million in gross proceeds. Total dispositions in FY 2018 were 2,701 homes for $512 million of gross proceeds. Acquisitions in FY 2018 totaled 938 homes for $279 million. Proceeds from net investment activities were used to prepay debt.

•
In FY 2018 and January 2019, the Company used proceeds from four new securitizations, net investment proceeds, and cash on hand to repay $4.7 billion of securitized debt, eliminating all 2019 and 2020 secured debt maturities and all but $373 million of remaining 2021 debt maturities. As of January 2019, the Company had reduced net debt by $308 million since the beginning of 2018, and decreased weighted average cost of debt by approximately 10 basis points. In addition, the Company entered into $4.4 billion of forward-starting interest rate swaps in 2018, effectively increasing the percentage of debt that will be fixed rate or swapped to fixed rate to 90% in 2020.

President & Chief Executive Officer Dallas Tanner comments: "Invitation Homes finished 2018 strong, as we executed well across our business. In the fourth quarter of 2018, we drove Same Store average occupancy 70 basis point higher year over year to 96.0%, along the way achieving our lowest ever level of resident turnover, while at the same time realizing blended rent growth 20 basis points higher than last year. In addition, we continued to enhance efficiency on controllable costs, resulting in better than expected NOI growth in the fourth quarter.

"We are encouraged by this momentum we are carrying into 2019, a year in which we see further opportunity for efficiencies and organic growth. Strong fundamental tailwinds remain in our markets, and the anticipated completion of our merger integration in mid-2019 will enable us to operate as one team on one platform across the entire organization. This scale and efficiency should allow us to better serve residents and maintain homes, and enable us to identify additional platform refinements and innovations that can benefit both residents and shareholders. In addition, we will continue to focus in 2019 on a capital allocation plan that has the dual objective of refining our portfolio and reducing leverage on our balance sheet."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2018	Q4 2017	FY 2018	FY 2017
Net income (loss) (1)(2)	$0.05	$(0.11)	$(0.01)	$(0.26)
FFO (2)(3)	0.24	0.13	0.94	0.50
Core FFO (3)(4)	0.30	0.29	1.18	1.04
AFFO (3)(4)	0.25	0.24	0.95	0.88

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for FY 2017 has been calculated based on operating results for the period from February 1, 2017 through December 31, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(2)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 ("2019 Convertible Notes") were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q4 2018 and FY 2018 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(3)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For FY 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through December 31, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

(4)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators. This treatment aligns with the method by which the 2019 Convertible Notes were treated in the Company's 2018 guidance.

Net Income (Loss)
Net income per share for the three months ended December 31, 2018 was $0.05 per share, compared to a net loss of $0.11 per share for the three months ended December 31, 2017. Total revenues and total property operating and maintenance expenses for the three months ended December 31, 2018 were $433 million and $159 million, respectively, compared to $330 million and $117 million, respectively, for the three months ended December 31, 2017.

Net loss per share for the twelve months ended December 31, 2018 was $0.01 per share, compared to a net loss of $0.26 per share for the prior year period during which the Company was public from February 1, 2017 to December 31, 2017. Total revenues and total property operating and maintenance expenses for the twelve months ended December 31, 2018 were $1,723 million and $655 million, respectively, compared to $1,054 million and $391 million, respectively, for the twelve months ended December 31, 2017.

Core FFO
Year over year, Core FFO for the three months ended December 31, 2018 increased 6.4% to $0.30 per share, primarily due to an increase in NOI per share and lower cash interest expense per share.

Year over year, Core FFO for the twelve months ended December 31, 2018 increased 13.7% to $1.18 per share, primarily due to an increase in NOI per share, lower cash interest expense per share, and lower adjusted general and administrative expense per share.

AFFO
Year over year, AFFO for the three months ended December 31, 2018 increased 4.9% to $0.25 per share, primarily driven by the increase in Core FFO described above.

Year over year, AFFO for the twelve months ended December 31, 2018 increased 8.1% to $0.95 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	68,880

	Q4 2018	Q4 2017	FY 2018	FY 2017
Core revenue growth (year-over-year)	4.6%		4.5%
Core operating expense growth (year-over-year)	7.4%		4.8%
NOI growth (year-over-year)	3.2%		4.4%

Average occupancy	96.0%	95.3%	95.9%	95.4%
Turnover rate	6.5%	7.7%	32.7%	35.8%

Rental rate growth (lease-over-lease):
Renewals	4.7%	5.0%	4.8%	5.2%
New leases	2.1%	1.4%	3.3%	3.5%
Blended	3.7%	3.5%	4.2%	4.5%

Same Store NOI
For the Same Store portfolio of 68,880 homes, fourth quarter 2018 Same Store NOI increased 3.2% year over year on Same Store Core revenue growth of 4.6% and Same Store Core operating expense growth of 7.4%.

FY 2018 Same Store NOI increased 4.4% year over year on Same Store Core revenue growth of 4.5% and Same Store Core operating expense growth of 4.8%.

Same Store Core Revenues
Fourth quarter 2018 Same Store Core revenue growth of 4.6% year over year was driven by a 3.8% increase in average monthly rent, a 70 basis point increase in average occupancy to 96.0%, and a 2.2% increase in other property income, net of resident reimbursements.

FY 2018 Same Store Core revenue growth of 4.5% year over year was driven by a 3.9% increase in average monthly rent, a 50 basis point increase in average occupancy to 95.9%, and a 5.7% increase in other property income, net of resident reimbursements.

Same Store Core Operating Expenses
Fourth quarter 2018 Same Store Core operating expenses increased 7.4% year over year. The primary driver of the increase was a 15.1% increase in property taxes, as anticipated, due to unfavorable accrual catch-ups for reassessments received in the fourth quarter of 2018 compared to favorable accrual catch-ups in the fourth quarter of 2017. Core controllable expenses were 0.2% lower year over year in total. Repairs and maintenance (R&M) expenses were lower than expected, albeit higher year over year due to a previously discussed challenging comparison to the fourth quarter of 2017 attributable to prioritization of service requests related to hurricane damage that pushed routine, non-storm related service requests out of the fourth quarter of 2017.

FY 2018 Same Store Core operating expenses increased 4.8% year over year, driven primarily by increases in property taxes and R&M expenses. The increase in R&M expenses was primarily attributable to: (1) lower productivity, especially during the summer's peak service season, attributable to challenges stemming from newly integrated R&M platforms that the Company has since made progress toward improving; and (2) prioritization of service requests related to hurricane damage in the fourth

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 4 quarter of 2017 that pushed routine, non-storm related service requests that otherwise would have been resolved in 2017 into the first quarter of 2018.

Investment Management Activity
Invitation Homes acquired 236 homes for $74.1 million in the fourth quarter of 2018, including estimated renovation costs, and sold 1,689 homes for gross proceeds of $293.7 million, resulting in total portfolio home count of 80,807 homes at December 31, 2018. Dispositions in the quarter included 1,228 homes sold in previously announced bulk transactions that closed in October, and an additional 97 homes sold in bulk transactions in December, totaling gross proceeds of $207.8 million.

In the full year 2018, the Company acquired 938 homes for $279.1 million, including estimated renovation costs, and sold 2,701 homes for gross proceeds of $511.7 million.

Merger Integration Update
Integration efforts unlocked $46 million of synergies on an annualized run-rate basis as of December 31, 2018, exceeding the Company's target for 75% synergy realization by year-end 2018. Of the $46 million of synergies realized as of December 31, 2018, $40 million related to property management and general & administrative (G&A) expenses, $5 million related to operating expenses, and $1 million related to capitalized expenses.

The company continues to expect to achieve total annualized cost synergies between $50 - $55 million on a run-rate basis by mid-2019. Almost all of the remaining synergies are likely to be attributable to NOI and achieved as the Company implements its unified operating platform and field configuration in each market. As of February 14, 2019, implementation has been completed successfully in five markets, and roll-out to the remaining markets is scheduled in waves over the next several months.

Balance Sheet and Capital Markets Activity
At December 31, 2018, the Company had $1,145 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness at December 31, 2018 was $9,341 million, consisting of $7,266 million of secured debt and $2,075 million of unsecured debt.

As previously announced, the Company closed a seven-year (inclusive of extension options), floating rate securitization loan (IH 2018-4) on November 7, 2018 with a principal amount of $960 million, of which the Company retained $48 million to comply with risk retention requirements. Total cost of funds for the loan was LIBOR + 141 basis points. Net proceeds from the transaction and cash on hand were used to repay $1,133 million of existing debt in the quarter, including all remaining 2020 maturities and a portion of 2021 maturities. In January 2019, the Company prepaid an additional $70 million of 2021 maturities. Giving effect to these transactions, the Company's weighted average cost of debt (including swap impact) at year-end 2018 was 3.3%, down from 3.4% at the beginning of 2018, and weighted average maturity at year-end 2018 was 5.5 years, up from 4.1 years at the beginning of 2018. In conjunction with the increased duration of its debt maturities resulting from refinancing activity during the fourth quarter of 2018, the Company also entered into $800 million of forward-starting interest rate swaps in the fourth quarter of 2018 to extend the duration of its interest rate hedges.

In December 2018, the Company gave notice of its intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. The Company believes that a common share settlement is the option most aligned with its balance sheet strategy of reducing leverage and pursuing an investment grade rating. For all holders electing conversion on or before June 27, 2019, the 2019 Convertible Notes will be exchanged for common shares according to a conversion ratio that is fixed other than for adjustments related to dividends paid to common stockholders and other potential transactions. Based on the December 31, 2018 conversion ratio of 54.0017 shares per $1,000 principal amount of 2019 Convertible Notes, settlement of the $230 million (par value) of 2019 Convertible Notes would result in the issuance of approximately 12.4 million common shares and a reduction in cash interest expense of approximately $6.9 million on an annualized basis. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of the 2019 Convertible Notes, net debt / annualized Adjusted EBITDAre at December 31, 2018 would have been 8.8x, down from 9.5x at the beginning of 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 5

Dividend
As previously announced, on February 1, 2019 the Company's Board of Directors declared a quarterly cash dividend of $0.13 per share of common stock, representing an 18.2% increase over the prior quarterly dividend of $0.11 per share. The dividend will be paid on or before February 28, 2019 to stockholders of record as of the close of business on February 13, 2019.

Full Year 2019 Guidance Details

FY 2019 Guidance

	FY 2019 Guidance	FY 2018 Actual
Core FFO per share – diluted	$1.20 - $1.28	$1.18
AFFO per share – diluted	$0.98 - $1.06	$0.95

Same Store Core revenue growth	3.8% - 4.4%	4.5%
Same Store Core operating expense growth	3.5% - 4.5%	4.8%
Same Store NOI growth	3.5% - 4.5%	4.4%

Bridge from FY 2018 Results to FY 2019 Guidance Midpoint

Core FFO per share
FY 2018 Reported Result	$1.18

Impact from 4Q18 bulk sales: (1)
NOI	(0.02)
Interest expense	0.02
Net impact of 4Q18 bulk sales	—

Impact from settlement of 2019 Convertible Notes:
Interest expense (2)	0.01
Share count (2)	(0.02)
Net impact of settlement of 2019 Convertible Notes	(0.01)

Changes in:
Same Store NOI (3)	0.07
Property Management and G&A Expense	0.01
Interest expense, excluding impact from bulk sales and 2019 Convertible Notes	(0.01)
Total change, excluding impact from bulk sales and 2019 Convertible Notes	0.07

FY 2019 Guidance Midpoint	$1.24

(1)	Other investment activity in 2018 is not expected to have a material impact on 2019 results, as 2018 acquisitions and dispositions, excluding bulk dispositions, were approximately net neutral.

(2)
For the purposes of reporting 2019 Core FFO and AFFO per share, the Company plans to treat the 2019 Convertible Notes due July 1, 2019 in the form in which they are outstanding during each period. Guidance treats the 2019 Convertible Notes as an interest-bearing liability in first and second quarters of 2019, and as common shares in the third and fourth quarters of 2019.

(3)	Based on the 2019 Same Store pool, consisting of 74,318 homes as of January 2019.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue

Q2 2018 Earnings Release and Supplemental Information - page 6 growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Friday, February 15, 2019 to discuss results for the three months ended December 31, 2018. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 5865028. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 15, 2019, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10127966, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family rental homes, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 7 words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31	December 31,
	2018	2017
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,686,060	$17,312,264
Cash and cash equivalents	144,940	179,878
Restricted cash	215,051	236,684
Goodwill	258,207	258,207
Other assets, net	759,170	696,605
Total assets	$18,063,428	$18,683,638

Mortgage loans, net	$7,201,654	$7,580,153
Term loan facility, net	1,490,860	1,487,973
Revolving facility	—	35,000
Convertible senior notes, net	557,301	548,536
Accounts payable and accrued expenses	169,603	193,413
Resident security deposits	148,995	146,689
Other liabilities	125,829	41,999
Total liabilities	9,694,242	10,033,763

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at December 31, 2018 and 2017	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 520,647,977 and 519,173,142 outstanding at December 31, 2018 and 2017, respectively	5,206	5,192
Additional paid-in-capital	8,629,462	8,602,603
Accumulated deficit	(392,594)	(157,595)
Accumulated other comprehensive income	(12,963)	47,885
Total stockholders' equity	8,229,111	8,498,085
Non-controlling interests	140,075	151,790
Total equity	8,369,186	8,649,875
Total liabilities and equity	$18,063,428	$18,683,638

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2018	Q4 2017	FY 2018	FY 2017
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$403,765	$310,946	$1,607,545	$994,921
Other property income	28,851	19,008	115,417	59,535
Total revenues	432,616	329,954	1,722,962	1,054,456

Operating expenses:
Property operating and maintenance	159,200	117,220	655,411	391,495
Property management expense	17,281	11,908	65,485	43,344
General and administrative	25,340	63,585	98,764	167,739
Depreciation and amortization	130,220	107,020	560,541	309,578
Impairment and other	7,343	7,611	20,819	24,093
Total operating expenses	339,384	307,344	1,401,020	936,249

Operating income	93,232	22,610	321,942	118,207

Interest expense	(96,506)	(74,244)	(383,595)	(256,970)
Other, net	261	(477)	6,958	(959)
Gain on sale of property, net of tax	28,727	5,657	49,682	33,896

Net income (loss)	25,714	(46,454)	(5,013)	(105,826)
Net income (loss) attributable to non-controlling interests	(446)	489	86	489

Net income (loss) attributable to common stockholders	$25,268	$(45,965)	$(4,927)	$(105,337)

				February 1, 2017
				through
	Q4 2018	Q4 2017	FY 2018	December 31, 2017

Net income (loss) available to common stockholders — basic and diluted	$25,078	$(46,236)	$(5,744)	$(89,073)

Weighted average common shares outstanding — basic	520,703,045	415,276,026	520,376,929	339,423,442
Weighted average common shares outstanding — diluted	520,844,475	415,276,026	520,376,929	339,423,442

Net income (loss) per common share — basic	$0.05	$(0.11)	$(0.01)	$(0.26)
Net income (loss) per common share — diluted	$0.05	$(0.11)	$(0.01)	$(0.26)

Dividends declared per common share	$0.11	$0.08	$0.44	$0.22

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2018	Q4 2017	FY 2018	FY 2017
Net income (loss) available to common stockholders	$25,078	$(46,236)	$(5,744)	$(105,952)
Net income available to participating securities	190	271	817	615
Non-controlling interests	446	(489)	(86)	(489)
Depreciation and amortization on real estate assets	129,282	105,828	549,505	305,851
Impairment on depreciated real estate investments	3,139	675	6,709	2,231
Net gain on sale of previously depreciated investments in real estate	(28,727)	(5,657)	(49,682)	(33,896)
FFO	$129,408	$54,392	$501,519	$168,360

Core FFO Reconciliation	Q4 2018	Q4 2017	FY 2018	FY 2017
FFO	$129,408	$54,392	$501,519	$168,360
Noncash interest expense	14,915	5,762	48,354	29,506
Share-based compensation expense	5,917	16,739	29,499	81,203
IPO related expenses	—	—	—	8,287
Merger and transaction-related expenses (1)	4,953	24,858	22,962	29,802
Severance expense	1,946	11,631	8,238	12,048
Casualty losses, net	4,204	6,936	14,110	21,862
Core FFO	$161,343	$120,318	$624,682	$351,068

AFFO Reconciliation	Q4 2018	Q4 2017	FY 2018	FY 2017
Core FFO	$161,343	$120,318	$624,682	$351,068
Recurring capital expenditures	(29,093)	(20,198)	(122,733)	(54,423)
AFFO	$132,250	$100,120	$501,949	$296,645

Net income (loss) available to common stockholders
Weighted average common shares outstanding — diluted (2)(3)	520,844,475	415,276,026	520,376,929	339,423,442

Net income (loss) per common share — diluted (2)(3)	$0.05	$(0.11)	$(0.01)	$(0.26)

FFO
FFO for per share calculation(3)	$132,185	$54,392	$512,576	$168,360
Weighted average common shares and OP Units outstanding — diluted (3)(4)	543,351,057	421,443,717	543,063,802	338,933,198

FFO per share — diluted (3)(4)	$0.24	$0.13	$0.94	$0.50

Core FFO and Adjusted FFO
Weighted average shares and units outstanding — diluted (4)(5)	530,931,044	421,443,717	530,643,789	338,933,198

Core FFO per share — diluted (4)(5)	$0.30	$0.29	$1.18	$1.04
AFFO per share — diluted (4)(5)	$0.25	$0.24	$0.95	$0.88

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 11

(1)
In FY 2018, includes $6,067 of depreciation expense related to the write-down of legacy technology systems replaced by newly integrated systems and furniture, fixtures, and equipment from abandoned legacy offices. All other merger and transaction-related expenses presented in the Core FFO Reconciliation are general and administrative expenses.

(2)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for FY 2017 has been calculated based on operating results for the period from February 1, 2017 through December 31, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(3)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q4 2018 and FY 2018 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(4)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For FY 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through December 31, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

(5)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators. This treatment aligns with the method by which the 2019 Convertible Notes were treated in the Company's 2018 guidance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)(2)	Q4 2018	Q4 2017	FY 2018	FY 2017
Total common shares — diluted	520,844,475	415,276,026	520,376,929	339,423,442

Weighted average amounts for FFO (2)(3)	Q4 2018	Q4 2017	FY 2018	FY 2017
Common shares — diluted	521,894,466	416,722,909	521,527,313	337,743,296
Shares issuable from 2019 Convertible Notes	12,420,013	—	12,420,013	—
OP units	9,036,578	4,720,808	9,116,476	1,189,902
Total common shares and units — diluted	543,351,057	421,443,717	543,063,802	338,933,198

Weighted average amounts for Core and AFFO (3)(4)	Q4 2018	Q4 2017	FY 2018	FY 2017
Common shares — diluted	521,894,466	416,722,909	521,527,313	337,743,296
OP units	9,036,578	4,720,808	9,116,476	1,189,902
Total common shares and units — diluted	530,931,044	421,443,717	530,643,789	338,933,198

Period end amounts for Core FFO, and AFFO (4)	December 31, 2018
Common shares — diluted	522,209,817
OP units	9,036,578
Total common shares and units - diluted	531,246,395

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, FY 2017 weighted average shares outstanding for net income (loss) are for the period from February 1, 2017 through December 31, 2017, in accordance with GAAP.

(2)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q4 2018 and FY 2018 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(3)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. As such, FY 2017 weighted average shares and units outstanding for FFO, Core FFO, and AFFO are calculated as if shares issued in connection with the IPO were issued on January 1, 2017.

(4)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators. This treatment aligns with the method by which the 2019 Convertible Notes were treated in the Company's 2018 guidance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — December 31, 2018 (1)
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (2)	to Maturity
Secured:
Fixed	$998,819		10.7%	4.2%	8.4
Floating — swapped to fixed	4,620,000		49.5%	2.8%	5.8
Floating	1,647,650		17.6%	3.9%	6.3
Total secured	7,266,469		77.8%	3.3%	6.3

Unsecured:
Fixed (Convertible)	574,993		6.2%	3.3%	2.0
Floating — swapped to fixed	1,500,000		16.0%	3.7%	3.1
Floating	—		—%	—%	—
Total unsecured	2,074,993		22.2%	3.6%	2.8

Total Debt:
Fixed + floating swapped to fixed	7,693,812		82.4%	3.2%	5.3
Floating	1,647,650		17.6%	3.9%	6.3
Total debt	9,341,462		100.0%	3.3%	5.5
Unamortized discounts on notes payable	(20,685)
Deferred financing costs	(70,962)
Total Debt per Balance Sheet	9,249,815
Retained and repurchased certificates	(369,592)
Cash, ex-security deposits (3)	(209,645)
Deferred financing costs	70,962
Unamortized discounts on notes payable	20,685
Net debt	$8,762,225

Leverage Ratios	Q4 2018
Fixed charge coverage ratio	3.0	x
Net debt / annualized Adjusted EBITDAre (4)	9.0	x

(1)	The impact of a January 2019 voluntary prepayment of $70,000 of the outstanding borrowings under CSH 2016-2, a securitized loan maturing in 2021, is not included in this table.

(2)	Includes the impact of interest rate swaps in place and effective as of December 31, 2018.

(3)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

(4)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. Net debt / annualized Adjusted EBITDAre presented in this table does not take into account the anticipated conversion. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of the 2019 Convertible Notes, net debt / annualized Adjusted EBITDAre at December 31, 2018 would have been 8.8x.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — December 31, 2018 (1)(2)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (3)	Debt	Debt	Facility	Balance	Total
2019	$—	$229,993	$—	$229,993	2.5%
2020	—	—	—	—	—%
2021	442,614	—	—	442,614	4.7%
2022	—	1,845,000	—	1,845,000	19.7%
2023	764,685	—	—	764,685	8.2%
2024	856,238	—	—	856,238	9.2%
2025	3,244,535	—	—	3,244,535	34.7%
2026	959,578	—	—	959,578	10.3%
2027	998,819	—	—	998,819	10.7%
	7,266,469	2,074,993	—	9,341,462	100.0%
Unamortized discounts on notes payable	(2,993)	(17,692)	—	(20,685)
Deferred financing costs	(61,822)	(9,140)	—	(70,962)
Total per Balance Sheet	$7,201,654	$2,048,161	$—	$9,249,815

(1)	The impact of a January 2019 voluntary prepayment of $70,000 of the outstanding borrowings under CSH 2016-2, a securitized loan maturing in 2021, is not included in this table.

(2)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. The impact of the anticipated conversion is not included in this table.

(3)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of December 31, 2018
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
2019	$9,226,151	13.9%	70.3%	15.8%	86.1%	1.5%	1.9%	4.0%	3.6%
2020	9,111,469	9.7%	75.6%	14.7%	90.3%	1.5%	2.3%	4.0%	3.8%
2021	9,084,791	13.9%	71.3%	14.8%	86.1%	1.5%	2.5%	4.0%	4.0%
2022	6,990,088	20.5%	65.0%	14.5%	79.5%	1.4%	2.9%	4.2%	4.2%
2023	6,078,026	10.8%	72.7%	16.5%	89.2%	1.4%	3.0%	4.2%	4.3%
2024	6,007,702	10.9%	72.5%	16.6%	89.1%	1.4%	3.0%	4.2%	4.3%
2025	3,257,427	22.1%	47.3%	30.6%	77.9%	1.4%	3.0%	4.2%	4.2%
2026	1,022,479	2.3%	—%	97.7%	97.7%	N/A	N/A	4.2%	4.2%
2027	437,838	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%

(1)
In each period, represents December 31, 2018 debt that remains outstanding, assuming all debt is held until final maturity with all extension options exercised. The impact of a January 2019 voluntary prepayment of $70,000 of the outstanding borrowings under CSH 2016-2, a securitized loan maturing in 2021, is not included in this table.

(2)	Assumes December 31, 2018 LIBOR rate of 2.52% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of December 31, 2018, as well as the rate for 30-day LIBOR as of December 31, 2018. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2018
Total portfolio	80,807
Same Store portfolio	68,880
Same Store % of Total	85.2%

Core Revenues	Q4 2018	Q4 2017	Change YoY	FY 2018	FY 2017	Change YoY
Total portfolio	$417,886	$322,013	29.8%	$1,665,591	$1,031,915	61.4%
Same Store portfolio	360,499	344,629	4.6%	1,421,273	1,359,647	4.5%

Core Operating expenses	Q4 2018	Q4 2017	Change YoY	FY 2018	FY 2017	Change YoY
Total portfolio	$144,470	$109,279	32.2%	$598,040	$368,954	62.1%
Same Store portfolio	124,763	116,117	7.4%	506,386	482,978	4.8%

Net Operating Income	Q4 2018	Q4 2017	Change YoY	FY 2018	FY 2017	Change YoY
Total portfolio	$273,416	$212,734	28.5%	$1,067,551	$662,961	61.0%
Same Store portfolio	235,736	228,512	3.2%	914,887	876,669	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2018	Q4 2017	YoY	Q3 2018	Seq	FY 2018	FY 2017	YoY
Revenues:
Rental revenues	$348,568	$332,952	4.7%	$344,072	1.3%	$1,372,219	$1,313,228	4.5%
Other property income (1)	24,264	20,891	16.1%	25,077	(3.2)%	96,541	80,969	19.2%
Total revenues	372,832	353,843	5.4%	369,149	1.0%	1,468,760	1,394,197	5.3%
Less: Resident recoveries (1)	(12,333)	(9,214)	33.9%	(12,429)	(0.8)%	(47,487)	(34,550)	37.4%
Core revenues	360,499	344,629	4.6%	356,720	1.1%	1,421,273	1,359,647	4.5%

Fixed Expenses:
Property taxes (2)	64,426	55,959	15.1%	60,739	6.1%	246,119	229,011	7.5%
Insurance expenses	7,139	6,959	2.6%	7,178	(0.5)%	28,218	27,163	3.9%
HOA expenses	6,775	6,684	1.4%	6,579	3.0%	26,985	26,872	0.4%

Controllable Expenses:
Repairs and maintenance (3)	16,687	15,160	10.1%	22,295	(25.2)%	77,378	67,145	15.2%
Personnel	15,733	15,940	(1.3)%	15,602	0.8%	64,226	65,192	(1.5)%
Turnover	9,513	9,643	(1.3)%	13,524	(29.7)%	46,309	45,608	1.5%
Utilities (1)	11,796	8,992	31.2%	12,396	(4.8)%	43,764	33,043	32.4%
Leasing and marketing (4)	2,689	3,064	(12.2)%	2,669	0.7%	11,011	13,093	(15.9)%
Property administrative	2,338	2,930	(20.2)%	2,477	(5.6)%	9,863	10,401	(5.2)%
Property operating and maintenance expenses	137,096	125,331	9.4%	143,459	(4.4)%	553,873	517,528	7.0%
Less: Resident recoveries (1)	(12,333)	(9,214)	33.9%	(12,429)	(0.8)%	(47,487)	(34,550)	37.4%
Core operating expenses	124,763	116,117	7.4%	131,030	(4.8)%	506,386	482,978	4.8%

Net Operating Income	$235,736	$228,512	3.2%	$225,690	4.5%	$914,887	$876,669	4.4%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
Property taxes in Q4 2018 include an unfavorable true-up for property tax assessments received in the fourth quarter of 2018 that were higher than the rate at which property taxes had been accrued for in the first three quarters of 2018. Property taxes in Q4 2017 include a favorable true-up for property tax assessments received in the fourth quarter of 2017 that were lower than the rate at which property taxes had been accrued for in the first three quarters of 2017.

(3)
Service requests related to hurricane damage were prioritized in the fourth quarter of 2017, pushing some routine, non-storm related service requests in markets impacted by the September 2017 hurricanes from the fourth quarter of 2017 into the first quarter of 2018. As such, Q4 2017 repairs and maintenance expenses were likely lower than they otherwise would have been in the absence of hurricane weather, and FY 2018 repairs and maintenance expenses were likely higher than they otherwise would have been in the absence of hurricane weather.

(4)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,369, $2,643, $2,307, $9,796 and $11,239 for Q4 2018, Q4 2017, Q3 2018, FY 2018 and FY 2017, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

Average occupancy	96.0%	95.6%	96.2%	95.8%	95.3%
Turnover rate	6.5%	9.2%	9.3%	7.7%	7.7%
Trailing four quarters turnover rate	32.7%	33.8%	34.5%	35.3%	35.8%
Average monthly rent	$1,768	$1,753	$1,732	$1,712	$1,703
Rental rate growth (lease-over-lease):
Renewals	4.7%	4.7%	4.7%	5.0%	5.0%
New leases	2.1%	3.4%	4.8%	2.6%	1.4%
Blended	3.7%	4.2%	4.7%	4.1%	3.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended December 31, 2018 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,293	95.7%	$2,325	$1.37	13.4%
Northern California	4,529	95.7%	2,006	1.30	6.6%
Seattle	3,402	93.4%	2,127	1.11	5.1%
Phoenix	7,546	95.0%	1,300	0.80	7.1%
Las Vegas	2,686	95.6%	1,549	0.78	3.0%
Denver	2,229	91.3%	1,924	1.08	3.0%
Western US Subtotal	28,685	94.9%	1,878	1.10	38.2%

Florida:
South Florida	8,984	94.5%	2,145	1.16	13.4%
Tampa	8,359	95.2%	1,628	0.88	9.7%
Orlando	5,919	94.7%	1,601	0.87	6.6%
Jacksonville	1,910	94.2%	1,639	0.83	2.2%
Florida Subtotal	25,172	94.8%	1,807	0.97	31.9%

Southeast United States:
Atlanta	12,250	94.9%	1,471	0.72	12.5%
Carolinas	4,725	94.9%	1,556	0.72	5.2%
Nashville	798	94.9%	1,819	0.85	1.0%
Southeast US Subtotal	17,773	94.9%	1,510	0.72	18.7%

Texas:
Houston	2,390	93.3%	1,543	0.79	2.5%
Dallas	2,187	92.6%	1,753	0.83	2.7%
Texas Subtotal	4,577	93.0%	1,643	0.81	5.2%

Midwest United States:
Chicago	3,437	89.9%	1,971	1.20	4.5%
Minneapolis	1,163	95.5%	1,849	0.93	1.5%
Midwest US Subtotal	4,600	91.3%	1,940	1.12	6.0%

Total / Average	80,807	94.5%	$1,765	$0.95	100.0%
Same Store Total / Average	68,880	96.0%	$1,768	$0.95	86.2%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q4 2018	# Homes	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Change
Western United States:
Southern California	6,768	$2,377	$2,261	5.1%	96.6%	96.4%	0.2%	$47,253	$44,975	5.1%
Northern California	3,219	1,966	1,842	6.7%	97.0%	96.4%	0.6%	18,884	17,563	7.5%
Seattle	2,983	2,116	2,003	5.6%	96.3%	95.4%	0.9%	18,746	17,657	6.2%
Phoenix	6,198	1,288	1,221	5.5%	96.7%	96.3%	0.4%	24,389	23,119	5.5%
Las Vegas	2,498	1,553	1,487	4.4%	96.1%	95.9%	0.2%	11,595	11,057	4.9%
Denver	1,808	1,930	1,859	3.8%	93.8%	94.9%	(1.1)%	10,189	9,799	4.0%
Western US Subtotal	23,474	1,878	1,783	5.3%	96.4%	96.1%	0.3%	131,056	124,170	5.5%

Florida:
South Florida	7,945	2,174	2,115	2.8%	95.8%	94.2%	1.6%	50,698	48,477	4.6%
Tampa	7,773	1,638	1,596	2.6%	96.2%	94.0%	2.2%	37,958	36,337	4.5%
Orlando	5,507	1,597	1,523	4.9%	96.8%	96.4%	0.4%	26,480	25,124	5.4%
Jacksonville	1,856	1,642	1,590	3.3%	95.6%	95.0%	0.6%	9,119	8,795	3.7%
Florida Subtotal	23,081	1,812	1,756	3.2%	96.2%	94.7%	1.5%	124,255	118,733	4.7%

Southeast United States:
Atlanta	10,935	1,474	1,423	3.6%	95.8%	95.7%	0.1%	47,531	45,864	3.6%
Carolinas	3,440	1,519	1,484	2.4%	95.5%	94.4%	1.1%	15,391	14,829	3.8%
Nashville	210	2,117	2,162	(2.1)%	95.3%	86.2%	9.1%	1,313	1,216	8.0%
Southeast US Subtotal	14,585	1,494	1,447	3.2%	95.7%	95.3%	0.4%	64,235	61,909	3.8%

Texas:
Houston	1,923	1,545	1,536	0.6%	94.7%	95.6%	(0.9)%	8,680	8,605	0.9%
Dallas	1,826	1,774	1,733	2.4%	94.2%	94.2%	—%	9,423	9,132	3.2%
Texas Subtotal	3,749	1,656	1,631	1.5%	94.4%	94.9%	(0.5)%	18,103	17,737	2.1%

Midwest United States:
Chicago	2,832	2,008	1,985	1.2%	96.2%	94.5%	1.7%	16,498	16,007	3.1%
Minneapolis	1,159	1,849	1,784	3.6%	95.9%	94.9%	1.0%	6,352	6,073	4.6%
Midwest US Subtotal	3,991	1,962	1,926	1.9%	96.1%	94.6%	1.5%	22,850	22,080	3.5%

Same Store Total / Average	68,880	$1,768	$1,703	3.8%	96.0%	95.3%	0.7%	$360,499	$344,629	4.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q4 2018	# Homes	Q4 2018	Q3 2018	Change	Q4 2018	Q3 2018	Change	Q4 2018	Q3 2018	Change
Western United States:
Southern California	6,768	$2,377	$2,346	1.3%	96.6%	96.1%	0.5%	$47,253	$46,582	1.4%
Northern California	3,219	1,966	1,930	1.9%	97.0%	97.0%	—%	18,884	18,523	1.9%
Seattle	2,983	2,116	2,091	1.2%	96.3%	95.7%	0.6%	18,746	18,474	1.5%
Phoenix	6,198	1,288	1,273	1.2%	96.7%	96.6%	0.1%	24,389	24,123	1.1%
Las Vegas	2,498	1,553	1,538	1.0%	96.1%	96.3%	(0.2)%	11,595	11,520	0.7%
Denver	1,808	1,930	1,914	0.8%	93.8%	94.7%	(0.9)%	10,189	10,181	0.1%
Western US Subtotal	23,474	1,878	1,853	1.3%	96.4%	96.2%	0.2%	131,056	129,403	1.3%

Florida:
South Florida	7,945	2,174	2,162	0.6%	95.8%	95.2%	0.6%	50,698	50,258	0.9%
Tampa	7,773	1,638	1,628	0.6%	96.2%	94.9%	1.3%	37,958	37,377	1.6%
Orlando	5,507	1,597	1,580	1.1%	96.8%	96.5%	0.3%	26,480	26,198	1.1%
Jacksonville	1,856	1,642	1,633	0.6%	95.6%	95.1%	0.5%	9,119	9,057	0.7%
Florida Subtotal	23,081	1,812	1,800	0.7%	96.2%	95.4%	0.8%	124,255	122,890	1.1%

Southeast United States:
Atlanta	10,935	1,474	1,463	0.8%	95.8%	95.5%	0.3%	47,531	47,222	0.7%
Carolinas	3,440	1,519	1,519	—%	95.5%	94.6%	0.9%	15,391	15,252	0.9%
Nashville	210	2,117	2,123	(0.3)%	95.3%	95.8%	(0.5)%	1,313	1,348	(2.6)%
Southeast US Subtotal	14,585	1,494	1,486	0.5%	95.7%	95.3%	0.4%	64,235	63,822	0.6%

Texas:
Houston	1,923	1,545	1,545	—%	94.7%	93.7%	1.0%	8,680	8,600	0.9%
Dallas	1,826	1,774	1,759	0.9%	94.2%	94.1%	0.1%	9,423	9,282	1.5%
Texas Subtotal	3,749	1,656	1,649	0.4%	94.4%	93.9%	0.5%	18,103	17,882	1.2%

Midwest United States:
Chicago	2,832	2,008	2,003	0.2%	96.2%	95.9%	0.3%	16,498	16,385	0.7%
Minneapolis	1,159	1,849	1,833	0.9%	95.9%	96.5%	(0.6)%	6,352	6,338	0.2%
Midwest US Subtotal	3,991	1,962	1,954	0.4%	96.1%	96.1%	—%	22,850	22,723	0.6%

Same Store Total / Average	68,880	$1,768	$1,753	0.9%	96.0%	95.6%	0.4%	$360,499	$356,720	1.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Full Year
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, FY 2018	# Homes	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Western United States:
Southern California	6,768	$2,331	$2,214	5.3%	96.4%	96.3%	0.1%	$185,171	$175,577	5.5%
Northern California	3,219	1,914	1,794	6.7%	97.1%	96.9%	0.2%	73,617	68,795	7.0%
Seattle	2,983	2,073	1,959	5.8%	96.3%	96.1%	0.2%	73,605	69,698	5.6%
Phoenix	6,198	1,262	1,194	5.7%	96.9%	96.2%	0.7%	96,218	90,651	6.1%
Las Vegas	2,498	1,526	1,462	4.4%	96.4%	95.9%	0.5%	45,794	43,432	5.4%
Denver	1,808	1,901	1,819	4.5%	94.6%	94.5%	0.1%	40,474	38,272	5.8%
Western US Subtotal	23,474	1,839	1,744	5.4%	96.5%	96.1%	0.4%	514,879	486,425	5.8%

Florida:
South Florida	7,945	2,152	2,093	2.8%	95.2%	94.3%	0.9%	199,912	192,305	4.0%
Tampa	7,773	1,620	1,578	2.7%	95.3%	94.8%	0.5%	149,279	144,279	3.5%
Orlando	5,507	1,567	1,493	5.0%	96.7%	96.3%	0.4%	104,034	98,497	5.6%
Jacksonville	1,856	1,621	1,574	3.0%	95.8%	95.0%	0.8%	36,109	34,773	3.8%
Florida Subtotal	23,081	1,790	1,733	3.3%	95.6%	95.0%	0.6%	489,334	469,854	4.1%

Southeast United States:
Atlanta	10,935	1,452	1,397	3.9%	95.8%	95.7%	0.1%	188,169	180,373	4.3%
Carolinas	3,440	1,506	1,470	2.4%	95.1%	94.8%	0.3%	60,921	59,238	2.8%
Nashville	210	2,130	2,115	0.7%	93.1%	91.2%	1.9%	5,220	5,011	4.2%
Southeast US Subtotal	14,585	1,474	1,424	3.5%	95.6%	95.4%	0.2%	254,310	244,622	4.0%

Texas:
Houston	1,923	1,542	1,530	0.8%	94.7%	94.6%	0.1%	34,630	34,203	1.2%
Dallas	1,826	1,753	1,708	2.6%	94.4%	94.4%	—%	37,184	36,160	2.8%
Texas Subtotal	3,749	1,644	1,617	1.7%	94.6%	94.5%	0.1%	71,814	70,363	2.1%

Midwest United States:
Chicago	2,832	1,997	1,983	0.7%	96.0%	94.4%	1.6%	65,652	64,180	2.3%
Minneapolis	1,159	1,822	1,762	3.4%	96.6%	95.5%	1.1%	25,284	24,203	4.5%
Midwest US Subtotal	3,991	1,946	1,918	1.5%	96.2%	94.7%	1.5%	90,936	88,383	2.9%

Same Store Total / Average	68,880	$1,741	$1,676	3.9%	95.9%	95.4%	0.5%	$1,421,273	$1,359,647	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2018	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017
Western United States:
Southern California	$47,253	$44,975	5.1%	$15,616	$14,229	9.7%	$31,637	$30,746	2.9%	67.0%	68.4%
Northern California	18,884	17,563	7.5%	6,124	5,400	13.4%	12,760	12,163	4.9%	67.6%	69.3%
Seattle	18,746	17,657	6.2%	5,404	4,988	8.3%	13,342	12,669	5.3%	71.2%	71.8%
Phoenix	24,389	23,119	5.5%	6,216	5,695	9.1%	18,173	17,424	4.3%	74.5%	75.4%
Las Vegas	11,595	11,057	4.9%	3,085	2,657	16.1%	8,510	8,400	1.3%	73.4%	76.0%
Denver	10,189	9,799	4.0%	2,006	2,290	(12.4)%	8,183	7,509	9.0%	80.3%	76.6%
Western US Subtotal	131,056	124,170	5.5%	38,451	35,259	9.1%	92,605	88,911	4.2%	70.7%	71.6%

Florida:
South Florida	50,698	48,477	4.6%	21,337	20,188	5.7%	29,361	28,289	3.8%	57.9%	58.4%
Tampa	37,958	36,337	4.5%	14,996	14,094	6.4%	22,962	22,243	3.2%	60.5%	61.2%
Orlando	26,480	25,124	5.4%	9,589	8,413	14.0%	16,891	16,711	1.1%	63.8%	66.5%
Jacksonville	9,119	8,795	3.7%	3,174	3,050	4.1%	5,945	5,745	3.5%	65.2%	65.3%
Florida Subtotal	124,255	118,733	4.7%	49,096	45,745	7.3%	75,159	72,988	3.0%	60.5%	61.5%

Southeast United States:
Atlanta	47,531	45,864	3.6%	15,045	13,626	10.4%	32,486	32,238	0.8%	68.3%	70.3%
Carolinas	15,391	14,829	3.8%	4,608	4,128	11.6%	10,783	10,701	0.8%	70.1%	72.2%
Nashville	1,313	1,216	8.0%	295	282	4.6%	1,018	934	9.0%	77.5%	76.8%
Southeast US Subtotal	64,235	61,909	3.8%	19,948	18,036	10.6%	44,287	43,873	0.9%	68.9%	70.9%

Texas:
Houston	8,680	8,605	0.9%	3,938	3,882	1.4%	4,742	4,723	0.4%	54.6%	54.9%
Dallas	9,423	9,132	3.2%	4,063	3,774	7.7%	5,360	5,358	—%	56.9%	58.7%
Texas Subtotal	18,103	17,737	2.1%	8,001	7,656	4.5%	10,102	10,081	0.2%	55.8%	56.8%

Midwest United States:
Chicago	16,498	16,007	3.1%	7,309	7,489	(2.4)%	9,189	8,518	7.9%	55.7%	53.2%
Minneapolis	6,352	6,073	4.6%	1,958	1,932	1.3%	4,394	4,141	6.1%	69.2%	68.2%
Midwest US Subtotal	22,850	22,080	3.5%	9,267	9,421	(1.6)%	13,583	12,659	7.3%	59.4%	57.3%

Same Store Total / Average	$360,499	$344,629	4.6%	$124,763	$116,117	7.4%	$235,736	$228,512	3.2%	65.4%	66.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2018	Q4 2018	Q3 2018	Change	Q4 2018	Q3 2018	Change	Q4 2018	Q3 2018	Change	Q4 2018	Q3 2018
Western United States:
Southern California	$47,253	$46,582	1.4%	$15,616	$16,359	(4.5)%	$31,637	$30,223	4.7%	67.0%	64.9%
Northern California	18,884	18,523	1.9%	6,124	5,955	2.8%	12,760	12,568	1.5%	67.6%	67.9%
Seattle	18,746	18,474	1.5%	5,404	5,653	(4.4)%	13,342	12,821	4.1%	71.2%	69.4%
Phoenix	24,389	24,123	1.1%	6,216	7,294	(14.8)%	18,173	16,829	8.0%	74.5%	69.8%
Las Vegas	11,595	11,520	0.7%	3,085	3,206	(3.8)%	8,510	8,314	2.4%	73.4%	72.2%
Denver	10,189	10,181	0.1%	2,006	2,072	(3.2)%	8,183	8,109	0.9%	80.3%	79.6%
Western US Subtotal	131,056	129,403	1.3%	38,451	40,539	(5.2)%	92,605	88,864	4.2%	70.7%	68.7%

Florida:
South Florida	50,698	50,258	0.9%	21,337	21,584	(1.1)%	29,361	28,674	2.4%	57.9%	57.1%
Tampa	37,958	37,377	1.6%	14,996	15,813	(5.2)%	22,962	21,564	6.5%	60.5%	57.7%
Orlando	26,480	26,198	1.1%	9,589	10,219	(6.2)%	16,891	15,979	5.7%	63.8%	61.0%
Jacksonville	9,119	9,057	0.7%	3,174	3,653	(13.1)%	5,945	5,404	10.0%	65.2%	59.7%
Florida Subtotal	124,255	122,890	1.1%	49,096	51,269	(4.2)%	75,159	71,621	4.9%	60.5%	58.3%

Southeast United States:
Atlanta	47,531	47,222	0.7%	15,045	16,678	(9.8)%	32,486	30,544	6.4%	68.3%	64.7%
Carolinas	15,391	15,252	0.9%	4,608	4,749	(3.0)%	10,783	10,503	2.7%	70.1%	68.9%
Nashville	1,313	1,348	(2.6)%	295	301	(2.0)%	1,018	1,047	(2.8)%	77.5%	77.7%
Southeast US Subtotal	64,235	63,822	0.6%	19,948	21,728	(8.2)%	44,287	42,094	5.2%	68.9%	66.0%

Texas:
Houston	8,680	8,600	0.9%	3,938	4,021	(2.1)%	4,742	4,579	3.6%	54.6%	53.2%
Dallas	9,423	9,282	1.5%	4,063	4,126	(1.5)%	5,360	5,156	4.0%	56.9%	55.5%
Texas Subtotal	18,103	17,882	1.2%	8,001	8,147	(1.8)%	10,102	9,735	3.8%	55.8%	54.4%

Midwest United States:
Chicago	16,498	16,385	0.7%	7,309	7,214	1.3%	9,189	9,171	0.2%	55.7%	56.0%
Minneapolis	6,352	6,338	0.2%	1,958	2,133	(8.2)%	4,394	4,205	4.5%	69.2%	66.3%
Midwest US Subtotal	22,850	22,723	0.6%	9,267	9,347	(0.9)%	13,583	13,376	1.5%	59.4%	58.9%

Same Store Total / Average	$360,499	$356,720	1.1%	$124,763	$131,030	(4.8)%	$235,736	$225,690	4.5%	65.4%	63.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Full Year
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2018	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change	FY 2018	FY 2017
Western United States:
Southern California	$185,171	$175,577	5.5%	$61,950	$56,899	8.9%	$123,221	$118,678	3.8%	66.5%	67.6%
Northern California	73,617	68,795	7.0%	22,963	21,090	8.9%	50,654	47,705	6.2%	68.8%	69.3%
Seattle	73,605	69,698	5.6%	21,527	20,857	3.2%	52,078	48,841	6.6%	70.8%	70.1%
Phoenix	96,218	90,651	6.1%	26,638	23,839	11.7%	69,580	66,812	4.1%	72.3%	73.7%
Las Vegas	45,794	43,432	5.4%	12,085	11,499	5.1%	33,709	31,933	5.6%	73.6%	73.5%
Denver	40,474	38,272	5.8%	7,473	9,036	(17.3)%	33,001	29,236	12.9%	81.5%	76.4%
Western US Subtotal	514,879	486,425	5.8%	152,636	143,220	6.6%	362,243	343,205	5.5%	70.4%	70.6%

Florida:
South Florida	199,912	192,305	4.0%	86,810	85,044	2.1%	113,102	107,261	5.4%	56.6%	55.8%
Tampa	149,279	144,279	3.5%	61,875	57,699	7.2%	87,404	86,580	1.0%	58.6%	60.0%
Orlando	104,034	98,497	5.6%	39,261	36,523	7.5%	64,773	61,974	4.5%	62.3%	62.9%
Jacksonville	36,109	34,773	3.8%	13,891	13,199	5.2%	22,218	21,574	3.0%	61.5%	62.0%
Florida Subtotal	489,334	469,854	4.1%	201,837	192,465	4.9%	287,497	277,389	3.6%	58.8%	59.0%

Southeast United States:
Atlanta	188,169	180,373	4.3%	62,900	58,934	6.7%	125,269	121,439	3.2%	66.6%	67.3%
Carolinas	60,921	59,238	2.8%	18,279	17,591	3.9%	42,642	41,647	2.4%	70.0%	70.3%
Nashville	5,220	5,011	4.2%	1,261	1,145	10.1%	3,959	3,866	2.4%	75.8%	77.2%
Southeast US Subtotal	254,310	244,622	4.0%	82,440	77,670	6.1%	171,870	166,952	2.9%	67.6%	68.2%

Texas:
Houston	34,630	34,203	1.2%	15,980	16,419	(2.7)%	18,650	17,784	4.9%	53.9%	52.0%
Dallas	37,184	36,160	2.8%	16,217	15,487	4.7%	20,967	20,673	1.4%	56.4%	57.2%
Texas Subtotal	71,814	70,363	2.1%	32,197	31,906	0.9%	39,617	38,457	3.0%	55.2%	54.7%

Midwest United States:
Chicago	65,652	64,180	2.3%	29,261	30,003	(2.5)%	36,391	34,177	6.5%	55.4%	53.3%
Minneapolis	25,284	24,203	4.5%	8,015	7,714	3.9%	17,269	16,489	4.7%	68.3%	68.1%
Midwest US Subtotal	90,936	88,383	2.9%	37,276	37,717	(1.2)%	53,660	50,666	5.9%	59.0%	57.3%

Same Store Total / Average	$1,421,273	$1,359,647	4.5%	$506,386	$482,978	4.8%	$914,887	$876,669	4.4%	64.4%	64.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2018			FY 2018
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.1%	4.9%	5.7%	5.9%	5.7%	5.9%
Northern California	6.8%	7.4%	7.0%	6.8%	8.7%	7.4%
Seattle	6.7%	2.4%	5.1%	7.0%	6.1%	6.6%
Phoenix	6.2%	7.2%	6.6%	5.9%	7.7%	6.6%
Las Vegas	4.9%	4.9%	4.9%	5.2%	4.4%	4.9%
Denver	4.9%	0.9%	3.0%	5.6%	1.9%	4.2%
Western US Subtotal	6.1%	4.9%	5.6%	6.1%	6.0%	6.1%

Florida:
South Florida	4.2%	0.2%	2.8%	4.0%	0.9%	2.9%
Tampa	3.9%	0.2%	2.5%	4.0%	1.4%	3.0%
Orlando	5.2%	5.2%	5.2%	5.1%	6.3%	5.5%
Jacksonville	4.0%	2.8%	3.4%	3.5%	4.2%	3.8%
Florida Subtotal	4.3%	1.5%	3.2%	4.2%	2.4%	3.5%

Southeast United States:
Atlanta	4.5%	2.3%	3.6%	4.6%	3.5%	4.2%
Carolinas	3.8%	(0.8)%	1.5%	3.8%	0.6%	2.5%
Nashville	2.4%	(9.8)%	(3.9)%	2.1%	(4.9)%	(1.3)%
Southeast US Subtotal	4.3%	1.2%	3.0%	4.4%	2.5%	3.6%

Texas:
Houston	2.6%	(4.9)%	(0.2)%	3.0%	(3.3)%	0.9%
Dallas	3.4%	(1.7)%	0.8%	4.2%	(0.9)%	2.1%
Texas Subtotal	2.9%	(3.1)%	0.3%	3.6%	(2.0)%	1.5%

Midwest United States:
Chicago	1.5%	(4.9)%	(0.7)%	2.2%	(1.2)%	1.1%
Minneapolis	4.0%	2.0%	3.4%	4.7%	3.0%	4.1%
Midwest US Subtotal	2.4%	(2.8)%	0.7%	2.8%	0.1%	1.9%

Same Store Total / Average	4.7%	2.1%	3.7%	4.8%	3.3%	4.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Recurring operating expenses (gross):
R&M OpEx	$16,687	$22,295	$20,447	$17,949
Turn OpEx	9,513	13,524	12,560	10,712
Total recurring operating expense (gross)	26,200	35,819	33,007	28,661
R&M + Turn recoveries	(2,629)	(3,210)	(3,020)	(2,015)
Total recurring operating expenses (net)	$23,571	$32,609	$29,987	$26,646

Recurring capital expenditures:
R&M CapEx	$17,695	$25,573	$17,877	$13,422
Turn CapEx	5,836	7,386	6,005	7,529
Total recurring capital expenditures	$23,531	$32,959	$23,882	$20,951

Cost to maintain (gross):
R&M OpEx + CapEx	$34,382	$47,868	$38,324	$31,371
Turn OpEx + CapEx	15,349	20,910	18,565	18,241
Total cost to maintain (gross)	49,731	68,778	56,889	49,612
R&M + Turn recoveries	(2,629)	(3,210)	(3,020)	(2,015)
Total cost to maintain (net)	$47,102	$65,568	$53,869	$47,597

Per Home ($)	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Total cost to maintain (gross)	$722	$999	$826	$720
R&M + Turn recoveries	(38)	(47)	(44)	(29)
Total cost to maintain (net)	$684	$952	$782	$691

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Recurring CapEx	$29,093	$39,399	$28,848	$25,393
Value Enhancing CapEx	5,294	5,296	3,396	4,876
Initial Renovation CapEx	11,238	9,721	9,819	13,429
Total Capital Expenditures	$45,625	$54,416	$42,063	$43,698

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2018	Q4 2017	FY 2018	FY 2017
Property management expense (GAAP)	$17,281	$11,908	$65,485	$43,344
Adjustments:
Share-based compensation expense (1)	(1,147)	(2,293)	(5,500)	(10,297)
Adjusted property management expense	$16,134	$9,615	$59,985	$33,047

Adjusted G&A Expense	Q4 2018	Q4 2017	FY 2018	FY 2017
G&A expense (GAAP)	$25,340	$63,585	$98,764	$167,739
Adjustments:
Share-based compensation expense (2)	(4,770)	(14,446)	(23,999)	(70,906)
IPO related expenses	—	—	—	(8,287)
Merger and transaction-related expenses	(4,953)	(24,858)	(16,895)	(29,802)
Severance expense	(1,946)	(11,631)	(8,238)	(12,048)
Adjusted G&A expense	$13,671	$12,650	$49,632	$46,696

(1)	For Q4 2018, Q4 2017, FY 2018, and FY 2017, includes $341, $1,731, $1,781, and $8,143, respectively, related to IPO and pre-IPO grants.

(2)
For Q4 2018, includes $882 related to IPO and pre-IPO grants and $673 related to merger grants. For Q4 2017, includes $9,277 related to IPO and pre-IPO grants and $147 related to merger grants. For FY 2018, includes $5,171 related to IPO and pre-IPO grants and $3,168 related to merger grants. For FY 2017, includes $60,496 related to IPO and pre-IPO grants and $147 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q4 2018
(unaudited)

	9/30/2018	Q4 2018 Acquisitions (1)		Q4 2018 Dispositions (2)		12/31/2018
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,314	—	$—	21	$376,995	8,293
Northern California	4,555	—	—	26	323,403	4,529
Seattle	3,383	35	369,752	16	292,886	3,402
Phoenix	7,515	48	300,255	17	192,406	7,546
Las Vegas	2,688	—	—	2	251,500	2,686
Denver	2,208	29	392,805	8	271,638	2,229
Western US Subtotal	28,663	112	345,936	90	299,539	28,685

Florida:
South Florida	9,219	1	299,981	236	218,798	8,984
Tampa	8,588	1	209,141	230	150,852	8,359
Orlando	5,943	57	291,113	81	167,681	5,919
Jacksonville	1,932	—	—	22	180,565	1,910
Florida Subtotal	25,682	59	289,874	569	182,578	25,172

Southeast United States:
Atlanta	12,450	23	238,446	223	132,476	12,250
Carolinas	4,980	—	—	255	149,241	4,725
Nashville	782	16	416,641	—	—	798
Southeast US Subtotal	18,212	39	311,551	478	141,420	17,773

Texas:
Houston	2,414	—	—	24	172,167	2,390
Dallas	2,264	26	234,441	103	151,323	2,187
Texas Subtotal	4,678	26	234,441	127	155,262	4,577

Midwest United States:
Chicago	3,858	—	—	421	175,190	3,437
Minneapolis	1,167	—	—	4	456,500	1,163
Midwest US Subtotal	5,025	—	—	425	177,837	4,600

Total / Average	82,260	236	$313,955	1,689	$173,915	80,807

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.6%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 4.7%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of recurring repairs and maintenance and recurring turnover expenses (gross or net of resident reimbursements, as indicated in tables presented) and recurring capital expenditures.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBITDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 31 companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 32

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, and homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Additionally, homes acquired via the Starwood Waypoint Homes merger have been deemed to qualify for the Same Store portfolio beginning in 2018 if they were stabilized, according to the Invitation Homes criteria for stabilization, within Starwood Waypoint Homes' portfolio prior to the merger.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business. In order to provide meaningful comparative information across periods that, in some cases, pre-date the Starwood Waypoint Homes merger, all information regarding the performance of the Same Store portfolio for periods prior to December 31, 2017 is presented as though the Starwood Waypoint Homes merger was consummated on January 1, 2017.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 33

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Total revenues (Invitation Homes total portfolio)	$432,616	$434,251	$432,426	$423,669	$329,954
Starwood Waypoint Homes revenues (1)	—	—	—	—	84,775
Pro Forma total revenues	432,616	434,251	432,426	423,669	414,729
Non-Same Store revenues	(59,784)	(65,102)	(65,894)	(63,422)	(60,886)
Same Store revenues	372,832	369,149	366,532	360,247	353,843
Same Store resident recoveries	(12,333)	(12,429)	(11,155)	(11,570)	(9,214)
Same Store Core revenues	$360,499	$356,720	$355,377	$348,677	$344,629

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Full Year
(in thousands) (unaudited)

	FY 2018	FY 2017
Total revenues (Invitation Homes total portfolio)	$1,722,962	$1,054,456
Starwood Waypoint Homes revenues (1)	—	547,250
Pro Forma total revenues	1,722,962	1,601,706
Non-Same Store revenues	(254,202)	(207,509)
Same Store revenues	1,468,760	1,394,197
Same Store resident recoveries	(47,487)	(34,550)
Same Store Core revenues	$1,421,273	$1,359,647

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 34

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Property operating and maintenance expenses (total portfolio)	$159,200	$170,021	$165,423	$160,767	$117,220
Starwood Waypoint Homes operating expenses (1)	—	—	—	—	31,919
Pro Forma total operating expenses	159,200	170,021	165,423	160,767	149,139
Non-Same Store operating expenses	(22,104)	(26,562)	(26,617)	(26,255)	(23,808)
Same Store operating expenses	137,096	143,459	138,806	134,512	125,331
Same Store resident recoveries	(12,333)	(12,429)	(11,155)	(11,570)	(9,214)
Same Store Core operating expenses	$124,763	$131,030	$127,651	$122,942	$116,117

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Full Year
(in thousands) (unaudited)

	FY 2018	FY 2017
Property operating and maintenance expenses (total portfolio)	$655,411	$391,495
Starwood Waypoint Homes operating expenses (1)	—	212,516
Pro Forma total operating expenses	655,411	604,011
Non-Same Store operating expenses	(101,538)	(86,483)
Same Store operating expenses	553,873	517,528
Same Store resident recoveries	(47,487)	(34,550)
Same Store Core operating expenses	$506,386	$482,978

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Net income (loss) available to common stockholders	$25,078	$824	$(14,155)	$(17,491)	$(46,236)
Net income available to participating securities	190	196	209	222	271
Non-controlling interests	446	21	(242)	(311)	(489)
Interest expense	96,506	97,564	97,226	92,299	74,244
Depreciation and amortization	130,220	139,371	146,450	144,500	107,020
General and administrative	25,340	21,152	24,636	27,636	63,585
Property management expense	17,281	16,692	14,348	17,164	11,908
Impairment and other	7,343	3,252	4,103	6,121	7,611
Gain on sale of property, net of tax	(28,727)	(11,512)	(3,941)	(5,502)	(5,657)
Other, net	(261)	(3,330)	(1,631)	(1,736)	477
NOI (total portfolio)	273,416	264,230	267,003	262,902	212,734
Starwood Waypoint Homes NOI (1)	—	—	—	—	52,856
Pro Forma total NOI	273,416	264,230	267,003	262,902	265,590
Non-Same Store NOI	(37,680)	(38,540)	(39,277)	(37,167)	(37,078)
Same Store NOI	$235,736	$225,690	$227,726	$225,735	$228,512

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Full Year
(in thousands) (unaudited)

	FY 2018	FY 2017
Net loss available to common stockholders	$(5,744)	$(105,952)
Net income available to participating securities	817	615
Non-controlling interests	(86)	(489)
Interest expense	383,595	256,970
Depreciation and amortization	560,541	309,578
General and administrative	98,764	167,739
Property management expense	65,485	43,344
Impairment and other	20,819	24,093
Gain on sale of property, net of tax	(49,682)	(33,896)
Other, net	(6,958)	959
NOI (total portfolio)	1,067,551	662,961
Starwood Waypoint Homes NOI (1)	—	334,734
Pro Forma total NOI	1,067,551	997,695
Non-Same Store NOI	(152,664)	(121,026)
Same Store NOI	$914,887	$876,669

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
(in thousands) (unaudited)

	Q4 2018	Q4 2017	% Change	FY 2018	FY 2017	% Change
Net income (loss) available to common stockholders	$25,078	$(46,236)		$(5,744)	$(105,952)
Net income available to participating securities	190	271		817	615
Non-controlling interests	446	(489)		(86)	(489)
Interest expense	96,506	74,244		383,595	256,970
Depreciation and amortization	130,220	107,020		560,541	309,578
EBITDA	252,440	134,810		939,123	460,722
Gain on sale of property, net of tax	(28,727)	(5,657)		(49,682)	(33,896)
Impairment on depreciated real estate investments	3,139	675		6,709	2,231
EBITDAre	226,852	129,828		896,150	429,057
Share-based compensation expense	5,917	16,739		29,499	81,203
IPO related expenses	—	—		—	8,287
Merger and transaction-related expenses	4,953	24,858		16,895	29,802
Severance	1,946	12,048		8,238	12,048
Casualty losses, net	4,204	6,936		14,110	21,862
Other, net	(261)	477		(6,958)	959
Adjusted EBITDAre	$243,611	$190,886	27.6%	$957,934	$583,218	64.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of
	December 31, 2018
Mortgage loans, net	$7,201,654
Term loan facility, net	1,490,860
Revolving facility	—
Convertible senior notes, net	557,301
Total Debt per Balance Sheet	9,249,815
Retained and repurchased certificates	(369,592)
Cash, ex-security deposits (1)	(209,645)
Deferred financing costs	70,962
Unamortized discounts on note payable	20,685
Net Debt (A)	$8,762,225
2019 convertible senior notes, net	(227,856)
Unamortized discounts related to 2019 convertible senior notes	(2,137)
Pro Forma Net Debt (B) (2)	$8,532,232

	For the Three
	Months Ended
	December 31, 2018
Adjusted EBITDAre (C)	$243,611

Annualized Adjusted EBITDAre (D = C x 4)	$974,444

Net Debt / Annualized Adjusted EBITDAre (A / D)	9.0	x

Pro Forma Net Debt / Annualized Adjusted EBITDAre (B / D) (2)	8.8	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

(2)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. The par value of the 2019 Convertible Notes outstanding is $230 million. For all note holders electing conversion on or before June 27, 2019, the 2019 Convertible Notes will be exchanged for common shares according to a prescribed conversion ratio. Pro Forma Net Debt and Pro Forma Net Debt / Annualized Adjusted EBITDAre assume that net debt is reduced for the impact of the conversion of the 2019 Convertible Notes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 38

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	December 31, 2018
Interest expense	$96,506
Noncash interest expense	(14,915)
Fixed charges (A)	$81,591

Adjusted EBITDAre (B)	$243,611

Fixed charge coverage ratio (B / A)	3.0	x

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q4 2018	Q4 2017	FY 2018	FY 2017
Amortization of discounts on notes payable	$2,308	$1,188	9,124	1,389
Amortization of deferred financing costs	9,365	2,721	27,191	22,271
Change in fair value of interest rate derivatives	313	133	668	133
Amortization of swap fair value at designation	2,929	1,720	11,371	5,713
Total non-cash interest expense	$14,915	$5,762	$48,354	$29,506

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2018 Earnings Release and Supplemental Information — page 39